GLOBAL WHOLEHEALTH PARTNERS CORP.

8% CONVERTIBLE NOTE

$50,000.00 4/18/2020
Nevada

1. For value received **GLOBAL WHOLEHEALTH PARTNERS CORP.**, a Nevada corporation (the"***Company***"), hereby unconditionally promises to pay, to Duane K. DeStefani or its assigns ("***Holder***"), together with all accrued and unpaid interest thereon, an amount equal to principal fee of **$50,000.00 (*"Promissory Note"*).** Total amount due to Holder upon maturity date of agreement is **$50,000.00, plus interest at a rate of 8% per annum**. This Promissory Note is entered in to as of April 18th, 2020 ("***Effective Date***").

2. **Payment; Maturity; Default Interest.**

(a) All principal and interest due under this Note shall be due and payable on **October 17th, 2020** (the ***"Maturity Date"***) unless paid earlier in accordance with the terms of this Note. Except as specified herein, all payments of principal shall be in lawful money of the United States of America. All payments shall be applied first to any then-outstanding interest and second to any then-outstanding principal. If any payments on this Note become due on a Saturday, Sunday, or a public holiday under the laws of the State of Nevada, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Company may prepay this Note at any time without the consent of Holder and with no pre-payment penalty.

(b) In the event that any principal or interest remains outstanding following the Maturity Date, the company shall then be in default of this agreement.

(c) The note may be prepaid at any time without penalty. Any such prepayment shall be first applied to interest and then to the principal amount hereof.

3. **Representations and Warranties.** The Company hereby represents and warrants to Holder as follows:

(a) This Note has been duly authorized, executed and delivered and is a valid and binding agreement of the Company;

(b) The Company (i) is a corporation duly created and existing in good standing under the laws of the State of **Nevada**; (ii) has the power and authority to own the properties and assets which it purports to own and to carry on its business as now conducted; (iii) has the power and authority to execute and deliver all documents required hereunder; and (iv) to the best of its knowledge has complied with all filing and other requirements of federal, state and local laws, insofar as such laws relate to its doing business;

4. Default; Remedies. Each of the following shall be an **"Event of Default"** hereunder:

(a) Failure to pay any amounts when due under this Note.

(b) A breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Note.

(c) The Company engages in any liquidation of the Company or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing.

(d) An involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

(e) Except for Sections 4(c) and (d), the Company shall have a 10-day cure period (the "***Cure Period***") for any Event of Default. Following the expiration of the Cure Period, Holder shall be entitled to exercise all remedies available under this Note or otherwise. In the Event of Default under Sections 4(c) and (d), Holder shall be immediately be entitled to exercise all remedies available under this Note or otherwise.

5. Cumulative Remedies. Holder's rights and remedies under this Note and other loan documents described herein shall be cumulative. No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver.

6. Optional Conversion.

(a) Optional Conversion. The Holder shall have the right, at the Holder's option, to convert the principal balance, in whole or in part ("***Conversion Amount***"), into shares of restricted common stock of the Company (Ticker: GWHP) ("***Common Stock***"). The conversion price shall be $9.00 per share of Common Stock ("***Conversion Price***"). The Holder may exercise their Optional Conversion at any time during the duration of this Promissory Note.

(b) Conversion Mechanics. In order to convert this Note into Common Stock, the Holder shall give written notice to the Company via facsimile, email, or other means in the discretion of the Holder, pursuant to the form attached hereto as **Exhibit A** ("***Conversion Notice***"), the date on which a Conversion Notice is given being a "***Conversion Date***"). The Holder may submit the Conversion notice to the Company at any time subsequent to the execution of this Promissory Note. Such Conversion Notice shall state the Conversion Amount, the number of shares of Common Stock to which the Holder is entitled pursuant to the Conversion Notice ("***Conversion Shares***").

(c) No Fractional Shares. Conversion calculations shall be rounded up to the nearest

whole shares, and no fractional shares shall be issuable by the Company upon conversion of this Note. All shares issuable upon a conversion of this Note, including fractions thereof, shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(d) No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

7. Miscellaneous.

(a) Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of **Nevada**, as applied to contracts entered into by **Nevada** residents within the State of Nevada and to be performed entirely within the State of **Nevada**.

(b) Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company may not assign this Note or delegate any of its obligations hereunder without the written consent of Holder. Holder may assign this Note and its rights hereunder at any time without the consent of the Company to affiliates of Holder.

(c) Notices. All notices required or permitted hereunder shall be in writing and shall be given to the addresses set forth on the signature pages hereto.

(d) Modification; Amendment; Waiver. No modification, amendment or waiver of any provision of this Note or consent to the departure therefrom shall be effective without the written consent of the Company and the Holder, and with respect to any waiver, it shall be effective only in the specific instance and for the specific purpose for which it was given.

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GLOBAL WHOLEHEALTH PARTNERS CORP.

By: Edgar B. [signature]

CEO

Address:

Date:

Accepted and agreed to by:

HOLDER:

Duane K. DeStefani [signature]

Address: 219 Kristy Lane
Oceanside, CA 92054

Date: 4-18-2020